                            SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549



                                       Form 8-K

                                    CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934


   Date of Report  (Date of earliest  event reported): February  20, 1996



Commission      Registrant; State of Incorporation;     IRS Employer
File  Number    Address; and Telephone  Number        Identification No.
-----------     ----------------------------------    ------------------
1-11375         UNICOM CORPORATION                    36-3961038
                (an Illinois corporation)
                37th Floor, 10 South Dearborn Street
                Post Office Box A-3005
                Chicago, Illinois 60690-3005
                312/394-7399


1-1839         COMMONWEALTH EDISON COMPANY             36-0938600
               (an Illinois corporation)
               37th Floor, 10 South Dearborn Street
               Post Office Box 767
               Chicago, Illinois 60690-0767
               312/394-4321

ITEM 5.  OTHER EVENTS.

     On February 20, 1996, Commonwealth Edison Company ("ComEd") announced that it had reached agreement with Local 15 of the International Brotherhood of Electrical Workers ("IBEW") with respect to the terms of a new collective bargaining agreement. The IBEW is ComEd's principal union and represents approximately half of ComEd's employees. Subject to ratification by the union membership, the new agreement provides, among other things, for a term expiring on September 30, 1997, a retroactive wage increase to April 1, 1995 (substantially all of which had been accrued on the Company's books as of December 31, 1995), a further wage increase ranging from 2 to 2.7% effective on April 1, 1996 and an incentive pay arrangement dependent upon the achievement of certain corporate and individual goals; and reflects the previously implemented voluntary separation offer that was made for employees who accepted and left ComEd's employ by year-end 1995. A copy of the press release issued by ComEd is filed as Exhibit I to this Current Report on Form 8-K. For additional information regarding the effects of the previously implemented voluntary separation offer, see "Management's Discussion and Analysis of Financial Condition and Results of Operations," subcaption "Liquidity and Capital Resources," in ComEd's Current Report on Form 8-K dated January 26, 1996.

                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                                              UNICOM CORPORATION
                                                 (Registrant)


Date:  February 21, 1996           By:     John C. Bukovski
                                        ----------------------
                                           John C. Bukovski
                                            Vice President





                                         COMMONWEALTH EDISON COMPANY
                                                  (Registrant)


Date:  February 21, 1996           By:      John C. Bukovski
                                         -----------------------
                                            John C. Bukovski
                                             Vice President

                                                 Exhibit I
                                                 Unicom Corporation
                                                 Commonwealth Edison Company
                                                 File Nos.  1-11375 and 1-1839
News Release
                                                        [ComEd logo]

From:     Communications Services
          One First National Plaza
          P.O. Box 767
          Chicago, IL 60690

Contact:  Art Massa           FOR IMMEDIATE RELEASE
          (312) 394-3003      Tuesday, February 20, 1996


              AGREEMENT REACHED BETWEEN COMED & IBEW LOCAL 15

     CHICAGO -- Ten months of negotiations ended today, as leadership of
ComEd and IBEW Local 15 were able to work through a number of critical issues
and reach an agreement.   "We have an agreement that allows the Company to
utilize our employees effectively, while providing ComEd with the flexibility to also utilize contractors in meeting the demands of a competitive industry," said ComEd Vice President Stan Graves.

     This comprehensive package also includes a new compensation system providing for pay-for-performance incentives and a distinction in wage increases for categories of employees based on market factors.

     Under the new agreement, certain provisions associated with the so-called Valtin Arbitration Award, which applies when the Company contracts certain work, have been redefined for the term. The new agreement calls for an exchange of the former overtime obligations for a premium applied to basic straight time hours worked by affected IBEW employees.

     The Union also recognized that the Company may need to accomplish certain work entirely through contractors in order to meet the competitive pressures of a deregulated environment. The parties, however, also pledged to find ways to increase the flexibility in continual training and development of its union employees to remain competitive.

     "Both sides left negotiations with a renewed sense of purpose," said Graves. "It is time to move our energies away from the bargaining table and approach the changing energy marketplace as an effective, unified force."

     Terms of the agreement will be two and one-half years -- retroactive to April 1995 and expiring September 30, 1997. In addition, a seniority proposal will be submitted to the membership for ratification as part of the general contract vote.